Ex-99.77M: Mergers

Plan of Reorganization, dated August 21, 2014 by Northern Funds on behalf of its Large Cap Growth Fund (the “Acquired Fund”) and its Large Cap Core Fund (the “Acquiring Fund”) and Northern Trust Investments, Inc. (“NTI”) is incorporated by reference to Exhibit (4) in Registrant’s Form N-14 filed with the Commission on October 1, 2014 (Accession No. 0001193125-14-360824).

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